   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 1996

                                                      REGISTRATION NO. 333-18185
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                          TENET HEALTHCARE CORPORATION

             (Exact name of registrant as specified in its charter)

            NEVADA                           8062                  95-2557091
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                               3820 STATE STREET
                        SANTA BARBARA, CALIFORNIA 93105
                                 (805) 563-7000

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 SCOTT M. BROWN
                             SENIOR VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                          TENET HEALTHCARE CORPORATION
                               3820 STATE STREET
                        SANTA BARBARA, CALIFORNIA 93105
                                 (805) 563-7000

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

     BRIAN J. MCCARTHY             RONALD P. SOLTMAN                PAUL S. BIRD
   Skadden, Arps, Slate,            OrNda HealthCorp            Debevoise & Plimpton
     Meagher & Flom LLP       3401 West End Avenue, Suite         875 Third Avenue
   300 South Grand Avenue                 700                 New York, New York 10022
  Los Angeles, California      Nashville, Tennessee 37203          (212) 909-6000
           90071                     (615) 383-8599
       (213) 687-5000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after this Registration Statement becomes effective and all other conditions under the
    Merger Agreement (described in the Joint Proxy Statement/Prospectus) are satisfied or waived.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    This Amendment No. 1 to this Registration Statement (File No. 333-18185) pertains only to the Part II information that was unintentionally omitted in the original filing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 78.751 of the Nevada General Corporation Law ("Nevada Law") provides generally and in pertinent part that a Nevada corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 78.751 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Nevada corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation. Section 78.751 further permits a Nevada corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

    Article IX of the Restated By-Laws, as amended, of the Registrant provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada Law. The Registrant has entered into indemnification agreements with each of its directors and executive officers. Such indemnification agreements are intended to provide a contractual right to indemnification, to the maximum extent permitted by law, for expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with any proceeding (including, to the extent permitted by applicable law, any derivative action) to which they are, or are threatened to be made, a party by reason of their status in such positions. Such indemnification agreements do not change the basic legal standards for indemnification set forth under Nevada Law or the Restated Articles of Incorporation, as amended, of the Registrant. Such agreements are intended to be in furtherance, and not in limitation of, the general right to indemnification provided in the Registrant's Restated Articles of Incorporation, as amended.

    Section 78.037 of the Nevada Law provides that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct or a knowing violation of law, or
(ii) under Section 78.300 of the Nevada Law (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock).
Article X of the Restated Articles of Incorporation contains a provision eliminating the liability of directors and officers to the extent permitted under Section 78.037 of Nevada law.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

 EXHIBIT
 NUMBER    DESCRIPTION
---------  ---------------------------------------------------------------------------------------------------


   2.1     Agreement and Plan of Merger, dated as of October 16, 1996 (the "Merger Agreement"), by and among
            Tenet Healthcare Corporation (formerly known as National Medical Enterprises, Inc., the
            "Company"), OHC Acquisition Co. ("Merger Sub") and OrNda HealthCorp ("OrNda") (Included as Annex
            A)

   2.2     Amendment No. 1 to the Merger Agreement, dated as of November 22, 1996, by and among the Company,
            Merger Sub and OrNda (Included as Annex E)

   3.1     Restated Bylaws of the Company, as amended October 16, 1996

   4.1     Indenture, dated as of March 1, 1991, between the Company and The Bank of New York, as Trustee, relating to Tenet's Medium Term Notes (Incorporated by reference to Exhibit 4(a) to the Company's
            Annual Report on Form 10-K dated August 26, 1996 for the fiscal year ended May 31, 1996)

   4.2     Indenture, dated as of March 1, 1995, between the Company and The Bank of New York, as Trustee, relating to 9 5/8% Senior Notes due 2002 (Incorporated by reference to Exhibit 4(a) to the
            Company's Quarterly Report on Form 10-Q dated April 14, 1995, for the fiscal quarter ended
            February 28, 1995)

   4.3     Indenture, dated as of March 1, 1995, between the Company and The Bank of New York, as Trustee, relating to 10 1/8% Senior Subordinated Notes due 2005 (Incorporated by reference to Exhibit 4(b)
            to the Company's Quarterly Report on Form 10-Q dated April 14, 1995, for the fiscal quarter ended
            February 28, 1995)

   4.4     Indenture, dated as of October 16, 1995, between the Company and The Bank of New York, as Trustee, relating to 8 5/8% Senior Notes due 2003 (Incorporated by reference to Exhibit 4(d) to the
            Company's Annual Report on Form 10-K dated August 26, 1996, for the fiscal year ended May 31,
            1996)

   4.5     Indenture, dated as of January 10, 1996, between the Company and The Bank of New York, as Trustee, relating to 6% Exchangeable Subordinated Notes due 2005 (Incorporated by reference to Exhibit 4(a)
            to the Company's Quarterly Report on Form 10-Q dated January 15, 1996, for the fiscal quarter ended November 30, 1995)

   4.6     Escrow Agreement, dated as of January 10, 1996, among the Company, NME Properties, Inc., NME
            Property Holding Co., Inc. and The Bank of New York, as Escrow Agent (Incorporated by reference to
            Exhibit 4(b) to the Company's Quarterly Report on Form 10-Q, dated as of January 15, 1996, for the fiscal quarter ended November 30, 1995)

   5.1     Opinion of Scott M. Brown, Esq., Senior Vice President, General Counsel and Secretary of the
            Company

  11.1     Statement of Computation of Pro Forma Per Share Earnings

  12.1     Statement of Computation of Historical and Pro Forma Combined Ratios of Earnings to Fixed Charges

  23.1     Consent of Scott M. Brown, Esq. (to be included in the opinion filed as Exhibit 5.1)

  23.2     Consent of KPMG Peat Marwick LLP

  23.3     Consent of Ernst & Young LLP

  24.1     Power of Attorney (included on page II-4)

ITEM 22.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (c) (1) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

       (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California on December 18, 1996.

                                TENET HEALTHCARE CORPORATION

                                By:  /s/ SCOTT M. BROWN
                                     -----------------------------------------
                                     Name: Scott M. Brown
                                     Title: Senior Vice President

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey C. Barbakow, Trevor Fetter, Raymond L. Mathiasen and Scott M. Brown and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Executive Vice President
      /s/ TREVOR FETTER           and Chief Financial
------------------------------    Officer (Principal         December 18, 1996
        Trevor Fetter             Financial Officer)

      /s/ SCOTT M. BROWN
------------------------------  Senior Vice President        December 18, 1996
        Scott M. Brown

                                Senior Vice President and
   /s/ RAYMOND L. MATHIASEN       Chief Accounting Officer
------------------------------    (Principal Accounting      December 18, 1996
     Raymond L. Mathiasen         Officer)

                                Chairman of the Board of
   /s/ JEFFREY C. BARBAKOW        Directors and Chief
------------------------------    Executive Officer          December 18, 1996
     Jeffrey C. Barbakow          (Principal Executive
                                  Officer)

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

  /s/ MICHAEL H. FOCHT, SR.
------------------------------  President, Chief Operating   December 18, 1996
    Michael H. Focht, Sr.         Officer and Director

    /s/ BERNICE B. BRATTER
------------------------------  Director                     December 18, 1996
      Bernice B. Bratter

    /s/ MAURICE J. DEWALD
------------------------------  Director                     December 18, 1996
      Maurice J. DeWald

     /s/ PETER DE WETTER
------------------------------  Director                     December 18, 1996
       Peter de Wetter

   /s/ EDWARD EGBERT, M.D.
------------------------------  Director                     December 18, 1996
     Edward Egbert, M.D.

      /s/ RAYMOND A. HAY
------------------------------  Director                     December 18, 1996
        Raymond A. Hay

      /s/ LESTER B. KORN
------------------------------  Director                     December 18, 1996
        Lester B. Korn

   /s/ JAMES P. LIVINGSTON
------------------------------  Director                     December 18, 1996
     James P. Livingston

------------------------------  Director
      Thomas J. Pritzker

   /s/ RICHARD S. SCHWEIKER
------------------------------  Director                     December 18, 1996
     Richard S. Schweiker